OPINION OF COUNSEL

Snell & Wilmer LLP
600 Anton Boulevard
Suite 1400
Costa Mesa, California 92626-7689
TELEPHONE: (714) 427-7000
FACSIMILE: (714) 427-7799

January 14, 2010

Emerald Dairy Inc.
11990 Market Street
Suite 205
Reston, Virginia 20190

Re:	Registration Statement on Form S-1
Emerald Dairy Inc., Common Stock, $0.001 par value per share

Gentlemen:

We have acted as special Nevada counsel to Emerald Dairy Inc., a Nevada corporation (the “Company”), in connection with its Registration Statement on Form S-1 (the “Registration Statement”), relating to the proposed resale by the selling stockholders named in the prospectus made part of the Registration Statement (collectively, the “Selling Stockholders”) of up to 12,589,979 shares of the Company’s common stock (the “Shares”), comprised of (i) 6,969,810 Shares (the “Outstanding Shares”) that were purchased by certain of the Selling Stockholders in transactions with the Company pursuant to exemptions from the registration requirements of the Securities Act of 1933 as amended (the “ Securities Act”); and (ii) 5,620,169 shares of common stock (the “Warrant Shares”) which may be issued to certain of the Selling Stockholders upon the exercise of issued and outstanding warrants to purchase shares of the Company’s common stock (the “Warrants”), as more specifically described in the prospectus made part of the Registration Statement.

All capitalized terms herein that are not otherwise defined shall have the meaning ascribed thereto in the Registration Statement. In connection with this opinion, we have examined and relied upon the Company’s Articles of Incorporation, as amended; the Company’s Bylaws; the Registration Statement and related prospectus; and such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.  In addition, we have assumed and have not independently verified the accuracy as to factual matters of each document we have reviewed.

For purposes of rendering this opinion, we have examined originals or copies certified or otherwise identified to our satisfaction of the documents described in the preceding paragraph and such other documents and records as we have deemed appropriate.  In conducting such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and conformity to original documents of all documents submitted to us as copies. As to questions of fact material to our opinion, we have relied upon certificates of officers of the Company and of public officials.  It is understood that this opinion is to be used only in connection with the filing of the Registration Statement.  We are opining only on the matters expressly set forth herein, and no opinion should be inferred as to any other matter. The law covered by the opinions expressed herein is limited to the laws of the State of Nevada.  This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the effective date of the Registration Statement even though the changes may affect the legal analysis, a legal conclusion or information confirmed in this opinion letter.

Emerald Dairy Inc.
January 14, 2010

Based on the foregoing, and the matters discussed below, after having given due regard to such issues of law as we deemed relevant, we are of the opinion that (i) the Outstanding Shares are validly issued, fully paid and non-assessable and (ii) the Warrant Shares, when issued, delivered and paid for in accordance with the terms and conditions of the applicable Warrants, will be legally issued, fully paid and non-assessable.

We are furnishing this opinion to the Company solely in connection with the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” and elsewhere in the Registration Statement and related prospectus of the Company, including documents incorporated by reference.

Very truly yours,

/S/ SNELL & WILMER L.L.P.
SNELL & WILMER L.L.P.